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Exhibit 99(a)(xv)


                    AMENDMENT NO. 17 TO DECLARATION OF TRUST
                           OF BT INVESTMENT PORTFOLIOS
                            DATED AS OF JUNE 13, 2001

     The undersigned, being a majority of the Trustees of BT Investment Portfolios (the "Trust"), a trust established under the laws of the State of New York pursuant to a Declaration of Trust dated as of March 27, 1993, as amended from time to time (the "Declaration"), pursuant to Article VI, Section 6.2 of the Declaration, hereby amend the series designation appended to the Declaration in order to exclude Small Cap Index Portfolio and Global Equity Portfolio and to rename certain series of the Trust. The series of the Trust shall be as follows:

                Asset Management Portfolio II
                Asset Management Portfolio III
                Liquid Assets Portfolio
                EAFE/(R)/ Equity Index Portfolio
                Small Cap Portfolio
                US Bond Index Portfolio
                PreservationPlus Portfolio
                PreservationPlus Income Portfolio
                Quantitative Equity Portfolio
                Daily Assets Portfolio

     An interest (as defined in the Declaration) in each series of the Trust shall have the relative rights and preferences set forth in Section 6.1 through
6.4 of the Declaration.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of June 13, 2001.

                                        --------------------------------
--------------------------------        Richard J. Herring
Charles P. Biggar                       As Trustee, and not individually
As Trustee, and not individually
                                        --------------------------------
--------------------------------        Bruce E. Langton
S. Leland Dill                          As Trustee, and not individually
As Trustee, and not individually
                                        --------------------------------
--------------------------------        Philip Saunders, Jr.
Martin J. Gruber                        As Trustee, and not individually
As Trustee, and not individually

--------------------------------        --------------------------------
Richard T. Hale                         Harry Van Benschoten
As Trustee, and not individually        As Trustee, and not individually